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                                                                     EXHIBIT 3.1



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE CONCOURS GROUP, INC.

         The Concours Group, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), HEREBY CERTIFIES as follows:

         A. The name of the Corporation is The Concours Group, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 10, 1997, as amended on August 26, 1998.

         B. This Amended and Restated Certificate of Incorporation has been adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

         C. The text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

         FIRST:   The name of the Corporation is The Concours Group, Inc. (the
"Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD:   (a) The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the DGCL.

                  (b) The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

         FOURTH:  The Corporation is to have perpetual existence.

         FIFTH:   The total number of shares of stock which the Corporation
shall have authority to issue is Fifty Five Million (55,000,000) of which (a) Fifty Million (50,000,000) shares shall be common stock, par value $0.01 per share (the "Common Stock"); (b) Five Million (5,000,000) shares of which shall be preferred stock, par value $0.01 per share (the "Preferred Stock"), of which
(i) 2,280,100 shares shall be designated Series A Convertible Preferred Stock and (ii) of which 1,936,000 shares shall be designated Series B Convertible Preferred Stock.



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         SIXTH:     Provisions Relating to the Common Stock.

                   (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of such stock held.

                   (b) Subject to the prior rights and preferences applicable to shares of the Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

                   (c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, a liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (c) of Article Sixth, shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

                   (d) The holders of shares of the Common Stock of the Corporation shall not have any preemptive or other right to receive any securities of the Corporation.

         SEVENTH:  Provisions Relating to the Preferred Stock.

                   (a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors of the Corporation as hereafter prescribed.

                   (b) Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (i) whether or not the class or series is to have
voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series



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is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                           (ii) the number of shares to constitute the class or
series and the designations thereof;

                           (iii) the preferences, and relative, participating,
optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                           (iv) whether or not the shares of any class or series
shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (v) whether or not the shares of a class or series
shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                           (vi) the dividend rate, if any, and whether dividends
are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (vii) the preferences, if any, and the amounts
thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (viii) whether or not the shares of any class or
series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (ix) such other special rights and protective
provisions with respect to any class or series as may to the Board of Directors of the Corporation seem advisable.



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                  (c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

         EIGHTH:  Board of Directors.

                  (a) Number of Directors. Except as otherwise fixed by or pursuant to the provisions of Article Seventh hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by this Amended and Restated Certificate of Incorporation or pursuant to the Bylaws of the Corporation. The number of directors of the Corporation shall not be less than three (3) nor more than eleven (11).

                  (b) Notice of Nomination of Directors. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                  (c) Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article Seventh hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled in accordance with the Bylaws of the Corporation.

                  (d) Removal. Any director or the entire Board of Directors may be removed only for cause and only by the vote of the holders of a majority of the securities of the Corporation then entitled to vote at an election of directors. For purposes of this Amended and Restated Certificate of Incorporation, "cause" shall mean gross neglect or willful misconduct in the performance of the duties as a director.

         NINTH: No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because such director's or officer's votes are counted for such purpose, if (a) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or a committee thereof, and the Board of Directors or committee thereof in good faith authorizes the contract or



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transaction by the affirmative votes of a majority of the directors having no interest in the transaction, even though such directors be less than a quorum;
(b) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

         TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ELEVENTH: Limitation of Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the date hereof to authorize action by corporations organized pursuant to the DGCL to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

         TWELFTH: Indemnification of Directors and Officers.

                  (a) Each person who was or is made a party or is threatened to be made a party or is involved in any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity



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while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permissible under Delaware law, as the same exists or may hereafter exist in the future (but, in the case of any future change, only to the extent that such change permits the Corporation to provide broader indemnification rights than the law permitted prior to such change), against all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

                  (b) The Corporation shall pay expenses actually incurred by a director or officer in connection with any proceeding in advance of its final disposition; provided, however, that if Delaware law then requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such claimant, to repay all amounts so advanced if it shall ultimately be determined that such claimant is not entitled to be indemnified.

                  (c) If a claim under paragraph (a) of this Article Twelfth is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and shall be entitled to be paid the expense of prosecuting such claim actually incurred by such claimant in advance of its disposition; provided, however that the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such claimant, to repay all amounts so advanced if it shall ultimately be determined that such claimant is not entitled to be indemnified. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of the claimant is permissible in the circumstances because the claimant has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met the standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the standard of conduct.

                  (d) Indemnification of Employees and Agents. The Corporation may provide indemnification to employees and agents of the Corporation to the fullest extent permissible under Delaware law.

                  (e) Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation is, by reason of such position, or position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

                  (f) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or



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another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

                  (g) Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permissible under Delaware law.

                  (h) Severability. Each and every paragraph, sentence, term and provision of this Article Twelfth is separate and distinct, so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article Twelfth may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article Twelfth and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.

                  (i) Contract Right. Each of the rights conferred on directors and officers of the Corporation by Sections (a), (b), (c) and (d) of this Article Twelfth and on employees or agents of the Corporation by Sections (c) and (d) of this Article Twelfth shall be a contract right and any repeal or amendment of the provisions of this Article Twelfth shall not adversely affect any right hereunder of any person existing at the time of such repeal or amendment with respect to any act or omission occurring prior to the time of such repeal or amendment and, further, shall not apply to any proceeding, irrespective of when the proceeding is initiated, arising from the service of such person prior to such repeal or amendment.

                  (j) Nonexclusivity. The rights conferred in this Article Twelfth shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, bylaw, agreement, vote of stockholders or vote of disinterested and independent directors or otherwise.

         THIRTEENTH: The Corporation reserves the right to amend, add, alter, change, repeal or adopt any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.



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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed this ____ day of ____________________, 2000.


                                               The Concours Group, Inc.


                                               By:
                                                  ------------------------------
                                                  Ron Christman, President



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